Certification Under Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-QSB for the period ended June 30, 2007 (the “Report”) by Quest Group International, Inc. (“Registrant”), each of the undersigned hereby certifies that, to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Date: August 14, 2007

/s/ Harin Padma-Nathan
Harin Padma-Nathan Chief Executive Officer (Principal Executive Officer)

/s/ Kurt Brendlinger
Kurt Brendlinger Chief Financial Officer (Principal Accounting Officer)